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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


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                                    FORM 8-K

                                 CURRENT REPORT

                         PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

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       Date of Report (Date of earliest event reported): OCTOBER 10, 1997
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                           CREATIVE BIOMOLECULES, INC.
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             (Exact name of registrant as specified in its charter)



          Delaware                       0-19910                  94-2786743
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(State or other jurisdiction     (Commission File Number)       (IRS Employer
      of incorporation)                                      Identification No.)


                 45 SOUTH STREET, HOPKINTON, MASSACHUSETTS 01748
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               (Address of principal executive offices) (Zip Code)



       Registrant's telephone number, including area code: (508) 782-1100
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ITEM 5.  OTHER EVENTS.

     In connection with the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, Creative BioMolecules, Inc. (the "Company") is hereby filing cautionary statements identifying important factors that could cause the Company's actual results to differ materially from those projected in forward-looking statements of the Company made by or on behalf of the Company. These cautionary statements are set forth in the form of risk factors which the Company also hereby incorporates by reference into the following Registration Statements of the Company: Form S-8 No. 33-56706; Form S-8 No. 33-61884; Form S-3 No. 33-68084, Form S-8 No. 33-80945; Form S-3 No. 33-83276; Form S-3 No.
33-91150; Form S-8 No. 333-36171, and Form S-8 No. 333-36175.


                                  RISK FACTORS

     EARLY STAGE OF DEVELOPMENT. Creative BioMolecules has not yet generated revenues from the commercialization of its products, and there is substantial uncertainty regarding the timing and amount of any such future revenues. Although the Company cannot predict with accuracy the timing of marketing approval for any products under development, the first such approval is not expected for several years and no significant product revenues or royalties will be generated before such approval is obtained. There can also be no assurance that the Company's products will be proven safe and effective in clinical trials, meet applicable regulatory standards, be capable of being produced in commercial quantities at reasonable cost, be marketed successfully or achieve customer acceptance. Moreover, there can be no assurance that government health administration authorities, private health care providers or other third party payors will accept the Company's products, even if the Company's products prove to be safe and effective and are approved for marketing by the FDA and other regulatory authorities.

     RELIANCE ON LEAD PRODUCT CANDIDATE. The Company's research and development resources are primarily dedicated to its programs based on its proprietary recombinant morphogenic protein, OP-1, the Company's lead product candidate for several potential therapeutic indications. Clinical progress in the areas of orthopaedic reconstruction and renal disease are within the control of Stryker Corporation ("Stryker") and Biogen, Inc. ("Biogen"), respectively, the Company's collaborative partners. Significant delays in Stryker's or Biogen's clinical trials of OP-1, unfavorable results in these trials, failure to obtain regulatory approval for the commercialization of OP-1 products or failure to achieve market acceptance of OP-1 would have a material adverse effect upon the Company. See "--Dependence on Efforts of Stryker and Biogen and Other Collaborative Partners to Commercialize Products."

     CONTINUING OPERATING LOSSES AND ACCUMULATED DEFICIT. The Company has experienced significant operating losses since its inception and, as of June 30, 1997, had an accumulated deficit of approximately $79.4 million. The Company expects its operating expenses to increase and its operating losses to continue over the next several years as it expands its research and development, clinical testing and manufacturing efforts. The Company's ability to achieve profitability is dependent in large part on obtaining regulatory approvals for its products and entering into agreements for product development and commercialization. There can be no assurance that the Company will ever become profitable.

     UNCERTAINTIES RELATED TO COMPANY'S ABILITY TO RAISE ADDITIONAL NECESSARY CAPITAL. The Company has spent and expects to continue to spend substantial funds for continuation of the research and development of product candidates, preclinical and clinical testing, the establishment of commercial-scale manufacturing facilities, and filing, prosecuting and enforcing patent claims. The Company may also require additional funds in order to acquire technologies or products that complement the Company's efforts. To satisfy its capital requirements, the Company may seek to raise funds in the public or private capital markets or make collaborative arrangements with corporate partners or from other sources. See "-- Reliance on Collaborative Arrangements as a Part of the Company's Funding Strategy." No assurance can be given that such additional funds will be available to the Company on acceptable terms, if at all. If adequate funds are not available from operations or additional sources of financing, the Company's business will be materially adversely affected and the Company may be required to delay, scale back or eliminate one or more of its development programs or obtain funds through arrangements with collaborative partners or others that may require the Company to relinquish rights to certain of its technologies, product candidates or products that the Company would otherwise retain for itself. If additional funds are raised by issuing equity securities, further substantial dilution to existing stockholders may result.

     RELIANCE ON COLLABORATIVE ARRANGEMENTS AS A PART OF THE COMPANY'S FUNDING STRATEGY. The Company has relied and plans to continue to rely on collaborative arrangements with established health care

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companies to fund a portion of its research and development. Pursuant to such arrangements, the Company would seek to have collaborative partners provide capital in exchange for certain technology, product, manufacturing and/or marketing rights related to the collaborative research. There can be no assurance that the Company will be able to negotiate acceptable collaborative arrangements or that such collaborative arrangements will succeed.

     The Company's collaborative partners, Stryker and Biogen, have provided a substantial portion of the Company's revenues during the past several years. The Company anticipates that a significant portion of its research revenues for the next several years will be derived from Stryker and Biogen. However, such continued funding is dependent upon the Company performing research for Stryker and Biogen and supplying material for preclinical and clinical testing by Stryker and Biogen.

     There can be no assurance that the Company will satisfy the requirements for the receipt of payments from Stryker and Biogen. If the Company does not receive anticipated payments from Stryker and Biogen and does not receive adequate additional funds, the Company's business will be materially adversely affected. See "-- Uncertainties Related to Company's Ability to Raise Additional Necessary Capital."

     DEPENDENCE ON EFFORTS OF STRYKER AND BIOGEN AND OTHER COLLABORATIVE PARTNERS TO COMMERCIALIZE PRODUCTS. The Company's collaborative arrangements with Stryker and Biogen provide, and future arrangements between the Company and other collaborative partners may provide, that the collaborative partner complete product development, perform clinical trials, obtain regulatory approvals and market products resulting from such collaboration. The Company does not control the amount of resources or the schedule of product development in its collaborations with Stryker and Biogen and may not be able to control the efforts that any future collaborative partners may devote to their respective programs with the Company. The timing and amount of any future royalties and manufacturing revenues of the Company with respect to product development pursuant to such collaborative arrangements will therefore depend on the level of commitment, timing and success of such collaborative partners' efforts. Should Stryker, Biogen or any other collaborative partner fail to develop and to commercialize marketable products successfully, the Company's business would be materially adversely affected.

     COMPETITION AND RISK OF TECHNOLOGICAL OBSOLESCENCE. The biotechnology and pharmaceutical industries are rapidly evolving fields in which developments are expected to continue at a rapid pace. Competitors of the Company in the United States and abroad are numerous and include, among others, pharmaceutical and biotechnology companies, universities and other research institutions. The Company's success depends upon developing and maintaining a competitive position in the development of products and technologies in its areas of focus. Competition from other biotechnology and pharmaceutical companies is intense and is expected to increase as new products enter the market and as new technologies are discovered and commercialized. The Company's competitors may develop technologies and products that are more effective than any which have been or are being developed by the Company, or that render the Company's technologies or products obsolete or noncompetitive. Furthermore, the Company's competitors may obtain patent protection or other intellectual property rights that block the Company from developing its potential products, or they may obtain regulatory approval for the commercialization of their products more rapidly or for a wider array of indications than those obtained by the Company. Finally, many of these competitors have substantially greater research and development capabilities, clinical, manufacturing, regulatory and marketing experience and financial and managerial resources than the Company.

     Other companies are engaged in the research and development of morphogenic proteins for various applications. The Company is aware that Genetics Institute, Inc. ("Genetics Institute"), a wholly-owned subsidiary of American Home Products Corporation, is pursuing the development of bone morphogenetic proteins. Genetics Institute has also entered into relationships with Yamanouchi Pharmaceuticals Co., Ltd. and Sofamor Danek Group, Inc. covering development and marketing of bone morphogenetic proteins. The Company believes that other biopharmaceutical companies also are developing recombinant human proteins, primarily growth factors, for use in the local repair of orthopaedic and skeletal defects and in other indications. A number of other companies are pursuing traditional therapies that may compete with the Company's

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products, including autografts, allografts and electrical stimulation devices for the repair of orthopaedic and other skeletal defects.

     LACK OF EXPERIENCE IN COMMERCIAL MANUFACTURING; UNCERTAINTY AS TO TRANSITION TO COMMERCIAL PRODUCTION. The Company has not yet introduced any products commercially and has never engaged in large-scale commercial manufacturing. To be successful, the Company's products must be manufactured in commercial quantities, at acceptable costs and in compliance with regulatory requirements. There can be no assurance that the Company's manufacturing facility in Lebanon, New Hampshire will meet the Company's future needs or those of its collaborative partners. In addition, manufacturing facilities must be inspected and, in some cases, licensed by the FDA prior to the production of commercial products and must be operated in compliance with current Good Manufacturing Practices ("cGMP") for any products manufactured for either clinical research or commercial use. No assurance can be given that the Company will be able to make the transition to commercial production successfully.

     LACK OF COMMERCIAL SALES AND MARKETING EXPERIENCE. The Company does not have experience in marketing, sales or distribution of commercial products. To market any of its products, the Company will need to develop a substantial marketing and sales force or will have to arrange for third parties to market and distribute its products. To the extent that the Company determines not to, or is unable to, arrange third party distribution for its products, significant additional expenditures, management resources and time will be required to develop a sales force. There can be no assurance that the Company will be able to establish such a sales force or be successful in gaining market acceptance for its products.

     DEPENDENCE ON PATENTS AND PROPRIETARY TECHNOLOGY. The biotechnology and pharmaceutical industries place considerable emphasis on obtaining patent and maintaining trade secret protection for new technologies, products and processes, and the Company's success will depend, in part, on its ability to obtain patent protection for its products and manufacturing processes, preserve its trade secrets and operate without infringing the proprietary rights of third parties. In addition to the Company's own patents and patent applications, Stryker has exclusively and irrevocably licensed rights in certain patents and patent applications to the Company.

     The Company expects to seek additional patents in the future, but there can be no assurance as to the Company's success or timeliness in obtaining any such patents or as to the breadth or degree of protection which any such patents may afford the Company. The patent position of biotechnology and pharmaceutical firms is often highly uncertain and usually involves complex legal and factual questions. There is a substantial backlog of biotechnology patent applications at the U.S. Patent and Trademark Office. No consistent policy has emerged regarding the breadth of claims covered in biotechnology patents. Accordingly, there can be no assurance that patent applications relating to the Company's products or technology will result in patents being issued or that, if issued, such patents will afford adequate protection to the Company, or that such patents will not be challenged, invalidated or infringed. Furthermore, there can be no assurance that others will not independently develop similar products and processes, duplicate any of the Company's products or, if patents are issued to the Company, design around such patents. In addition, the Company could incur substantial costs in defending itself in suits brought against it or in suits in which the Company may assert its patent rights against others. If the outcome of any such litigation is adverse to the Company, the Company's business could be materially adversely affected. To determine the priority of inventions, the Company also may have to participate in interference proceedings declared by the U.S. Patent and Trademark Office, which could result in substantial cost to the Company.

     PATENT INFRINGEMENT RISK. The Company may be subject to claims that it infringes the patents of others. Competitors of the Company may obtain patents claiming products or processes that are necessary for or useful to the development, use or manufacture of the Company's products. Such competitors could bring legal actions against the Company claiming infringement and seeking damages and injunctive relief. The Company may be required to obtain licenses from others to continue to develop, manufacture or market its products or may be required to cease those activities. There can be no assurance that the Company will obtain such licenses on acceptable terms, if at all. There can be no assurance that the Company's current and proposed future activities in the field of morphogenic proteins will not be challenged in the future in the United States or

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abroad, that the Company necessarily will prevail in any such challenge, that patents have not issued or will not issue containing claims which may materially constrain the proposed activities of the Company, or that the Company will not become involved in costly, time-consuming litigation or interference proceedings regarding patents in the field of morphogenic proteins, including actions brought to challenge or invalidate the Company's own patent rights.

     POTENTIAL INABILITY TO PROTECT UNPATENTED TECHNOLOGY. The Company also seeks to protect its proprietary technology, including technology which may not be patented or patentable, in part by confidentiality agreements and, in certain cases, inventors' rights agreements with its collaborators, advisors, employees and consultants. There can be no assurance that these agreements will not be breached, that the Company will have adequate remedies for any breach, or that the Company's trade secrets will not otherwise be disclosed to, or discovered by, competitors.

     NO ASSURANCE OF FDA APPROVAL; COMPREHENSIVE GOVERNMENT REGULATION. The production and marketing of products developed through the Company's technologies and its ongoing research and development activities are subject to regulation by numerous federal, state and local governmental authorities in the United States and by similar regulatory agencies in other countries where the Company or any collaborative partner may be testing or intend to test and market products which have yet to be developed. All of the Company's products require governmental approvals for commercialization which have not yet been obtained. Clinical trials and manufacturing of many of the Company's products will be subject to the rigorous testing and approval processes of the FDA and corresponding foreign regulatory authorities. The regulatory process, which includes preclinical testing and clinical trials of each potential product to establish its safety and efficacy, can take many years and require the expenditure of substantial resources. Data obtained from preclinical and clinical activities are susceptible to varying interpretations which could delay, limit or prevent regulatory approvals. In addition, delays or rejections may be encountered based upon changes in regulatory policy for product approval during the period of product development and regulatory review. There can be no assurance that, even after such time and expenditures, regulatory approvals will be obtained for any products developed utilizing the Company's technologies. Moreover, if regulatory approval of a product is granted, such approval may entail limitations on the indicated uses for which it may be marketed. Further, even if such regulatory approval is obtained, a marketed product and its manufacturer are subject to continual review, and discovery of previously unknown problems with a product or manufacturer may result in restrictions on such product or manufacturer, including withdrawal of the product from the market. Regulatory approval of product prices is required in many countries outside the United States, and various cost containment measures have been proposed in the United States. There can be no assurance that such regulatory limitations will not prevent the Company and its collaborative partners from realizing an adequate return on their investment in product development. Both the legislative and executive branches of the federal government are considering reforms to the FDA and its regulatory processes and authority. The effect of these reforms, if enacted, on the Company or its products cannot be predicted.

     USE AND DISPOSAL OF HAZARDOUS MATERIALS. The Company is subject to numerous environmental and safety laws and regulations, including those governing the controlled use and disposal of hazardous materials such as radioactive compounds, toxins and other chemicals used in the Company's research, development and manufacturing activities. Any violation of, and the cost of compliance with, these regulations could adversely impact the Company's operations. While the Company believes that its safety procedures relating to the handling and disposing of such materials comply with applicable regulatory standards, the risk of accidental contamination or injury from these materials cannot be completely eliminated. If such an accident were to occur, the Company could be held liable for any resulting damages and any such liability could exceed the resources of the Company.

     DEPENDENCE ON KEY PERSONNEL. The Company's success depends in large part upon Michael M. Tarnow, its President and Chief Executive Officer, and Charles Cohen, Ph.D., its Chief Scientific Officer. The loss of the services of either of these key employees could have a material adverse effect on the Company. The Company is also dependent on certain key management and scientific personnel, the loss of whose services could significantly impede the achievement of its development objectives. The Company's continued expansion in areas and activities requiring additional expertise will necessitate the recruitment of additional

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management and scientific personnel. There can be no assurance that the Company will be able to attract and retain such personnel on acceptable terms, given the competition for such personnel among numerous pharmaceutical and biotechnology companies, government entities and research and academic institutions.

     DEPENDENCE ON ACADEMIC COLLABORATORS. The Company has relationships with academic collaborators who investigate the potential utility of the Company's proprietary technology for various therapeutic applications. The Company's academic collaborators are not employees of the Company. The Company has limited control over their activities, and only limited amounts of their time are dedicated to the Company's projects. The Company's academic collaborators may have relationships with other commercial entities, some of which compete with the Company. Although the precise nature of each relationship varies, the academic collaborators and their primary affiliated institutions generally sign agreements which provide for confidentiality of the Company's proprietary technology and results of studies. There can be no assurance, however, that the Company will be able to maintain the confidentiality of its technology or study results in connection with every collaboration, and dissemination of such technology or study results could have an adverse effect on the Company's business. Also, the Company seeks to obtain exclusive rights to license developments that may result from these studies. However, there can be no assurance that such licenses will be available on acceptable terms, if at all.

     UNCERTAINTY OF REIMBURSEMENT. The ability of the Company and its collaborative partners to commercialize the Company's products successfully may depend in part on the extent to which reimbursement for the cost of such products and related treatment will be available from government health administration authorities, private health insurers and other organizations. Third-party payors are increasingly challenging the price of medical products and services. Significant uncertainty exists as to the reimbursement status of newly approved health care products, and there can be no assurance that adequate third-party coverage will be available to enable the Company and its collaborative partners to maintain price levels sufficient to realize an appropriate return on its investment in product development. Legislation and regulations affecting the pricing of pharmaceuticals may change before any of the Company's proposed products are approved for commercialization. Adoption of such legislation could further limit reimbursement for medical products and services.

     PRODUCT LIABILITY AND INSURANCE. The testing, marketing and sale of health care products entail an inherent risk of allegations of product liability, and there can be no assurance that product liability claims will not be asserted against the Company. The Company currently maintains product liability insurance at a level which the Company believes is consistent with industry practice. However, such existing coverage may not be adequate as the Company continues to pursue clinical testing of its potential products or seeks to commercialize products. In addition, there can be no assurance that the Company will be able to maintain or increase its current insurance coverage in the future on acceptable terms or that any claims against the Company will not exceed the amount of such coverage.

     VOLATILITY OF STOCK PRICE. The market prices for securities of biotechnology companies have been volatile. The market price for the Company's Common Stock has fluctuated significantly since public trading commenced in 1992, and it is likely that the market price will continue to fluctuate in the future. Announcements of technological innovations or new commercial products by the Company or its competitors, developments concerning proprietary rights, including patents and litigation matters, publicity regarding actual or potential clinical trial and medical results relating to products under development by the Company or its competitors, regulatory developments in both the United States and foreign countries, public concern as to the safety of biotechnology products and economic and other external factors may have a significant impact on the Company's business and on the market price of the Common Stock. In addition, the Company has experienced and expects to continue to experience significant fluctuations in its quarterly operating results, due primarily to the timing of revenue received under its manufacturing contract with Biogen. The Company believes that fluctuations in quarterly results may cause the market price of its Common Stock to fluctuate substantially.

     SHARES ELIGIBLE FOR FUTURE SALE. Substantially all of the Company's shares are eligible for sale in the public market. Sales of substantial amounts of Common Stock in the public market after this offering could

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adversely affect the market price of the Common Stock. As of September 15, 1997, there were options outstanding to purchase 4,765,312 shares of Common Stock with an average exercise price of $4.72 per share, and warrants to purchase 987,989 shares of Common Stock with an average exercise price of $2.43 per share. Additional shares may also become available for sale in the public market from time to time in the future. Exercise of such options and warrants would dilute the percentage ownership of existing holders of Common Stock and the sale of such shares could have a significant adverse effect on the market price of the Common Stock.

     DILUTION. Dilution is likely to occur upon the exercise of outstanding options and warrants. If the Company raises additional funds by issuing equity securities, further dilution to existing stockholders may result. See "Uncertainties Related to Company's Ability to Raise Additional Necessary Capital."

     ABSENCE OF DIVIDENDS. The Company has not paid any cash dividends on the Common Stock since inception and does not anticipate paying cash dividends in the foreseeable future.

     ANTI-TAKEOVER PROVISIONS. The Board of Directors has the authority to issue shares of preferred stock with rights and preferences, including dividend and liquidation rights, senior to those of the Common Stock without further action by the stockholders of the Company. In addition, the Company's Restated Certificate of Incorporation and Restated By-Laws contain certain provisions that could have the effect of making it more difficult for a third party to acquire, or discouraging a third party from attempting to acquire, control of the Company. Such provisions could limit future prices that certain investors might be willing to pay for shares of Common Stock. These provisions, which include classification of the Board of Directors, could also make it more difficult for stockholders to change the management of the Company or to effect certain transactions. Certain provisions of Delaware and Massachusetts corporate law also may have the effect of deterring a hostile takeover or delaying or preventing changes in control or management of the Company.

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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                              Creative Biomolecules, Inc.
                                              ----------------------------------
                                              (Registrant)



Date: October 10, 1997                        /s/ Wayne E. Mayhew III
                                              ----------------------------------
                                              Wayne E. Mayhew III
                                              Vice President, Chief Financial
                                              Officer, Treasurer and Secretary